SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 24, 2006



                          FLORIDA COMMUNITY BANKS, INC.
             (Exact name of registrant as specified in its charter)




        Florida                       000-1170902                 35-2164765
        -------                      -----------                  ----------
(State or other jurisdiction     Commission File Number       (I.R.S. Employer
    Of incorporation)                                        Identification No.)




                1400 North 15th Street, Immokalee, Florida 34142
                    (address of principal executive offices)

                  Registrant's telephone number: (239) 657-3171




                                 Not Applicable

          (Former name or former address, if changed since last report)

ITEM 2.02.        Results of Operation and Financial Condition

     On January 24, 2006, Florida Community Banks, Inc. issued a press release announcing its financial results for the year ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.        Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

99.1     Press Release (solely furnished and not filed).


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 24, 2006

Florida Community Banks, Inc.
(Registrant)


By:      /s/ Guy Harris
         Guy Harris
         Chief Financial Officer

                                  EXHIBIT 99.1
1400 N. 15th Street
Immokalee, FL 34142
Ph: ###-##-####
Fax: 239-657-2393

                                  PRESS RELEASE
SUBJECT: Florida Community Banks, Inc. 2005 Earnings
DATE: January 24, 2006

                          Florida Community Banks, Inc.
                                  2005 Earnings

     Florida Community Banks, Inc. reported that unaudited net income increased 48.8% in 2005 compared to 2004. Net income was $18,218,031 ($3.29 per diluted share) for the year ending December 31, 2005 compared to $12,241,932 ($2.23 per diluted share) during 2004.

     CEO Stephen L. Price stated, "The significant increase in net income was a direct result of improved net interest income caused by higher loan volume and keeping the growth of our cost of funds as low as possible. In addition, the bank has done a good job controlling the growth in non-interest expenses." Price further stated "Florida Community Bank is different from most banks. Headquartered in Southwest Florida for the past 80 years, we expect to continue building long term relationships with our customers. Many banks that call themselves community banks today are recently formed and have as their goal to simply grow an asset base so they can sell their customers to a larger bank, take their profits, and walk away. They do not operate profitably, because they expect to make their profits when they sell their customers to a larger out of state bank. Florida Community Bank is consistently one of the highest performing banks in Florida because it has a strategy to improve earnings every year so the bank will continue to be owned by shareholders in the local community."

     Florida Community Banks, Inc. is a $906 million commercial bank holding company, which specializes in commercial lending and has been serving SW Florida for over 80 years, with offices in Hendry, Collier, Lee, and Charlotte counties. The Company's 5,493,141 shares of outstanding stock are owned by more than 950 shareholders predominantly residing in the four counties served by the company. Florida Community Banks, Inc. corporate headquarters is located in Immokalee, Florida.